Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-225717 on Form S-8, Registration Statement No. 333-260221 on Form S-8, and Registration Statement No. 333-256047 on Form S-3 of our report dated May 31, 2023, relating to the financial statements of Charah Solutions, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP
Louisville, Kentucky
May 31, 2023